J.W. BROWN (1911-1995) BROWN, CUMMINS & BROWN CO., L.P.A.    JOANN M. STRASSER
JAMES R. CUMMINS        ATTORNEYS AND COUNSELORS AT LAW      AARON A. VANDERLAAN
ROBERT S BROWN                 3500 CAREW TOWER
DONALD S. MENDELSOHN           441 VINE STREET
LYNNE SKILKEN                CINCINNATI, OHIO 45202              OF COUNSEL
AMY G. APPLEGATE            TELEPHONE (513)381-2121            GILBERT BETTMAN
KATHRYN KNUE PRZYWARA       TELECOPIER (513)381-2125             (1917-2000)
MELANIE S. CORWIN

                                 April 27, 2000


Camelot Funds
1346 South Third Street
Louisville, Kentucky 40208

Gentlemen:

         This letter is in response to your request for our opinion in connection with a Post-Effective Amendment to the Registration Statement for Camelot Funds (the "Trust").

         We have examined a copy of (a) the Trust's Agreement and Declaration of Trust and amendments thereto, (b) the Trust's By-Laws and amendments thereto, and (c) all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures on original documents submitted to us, the conformity to executed documents of all unexecuted copies submitted to us and the conformity to the original of all copies submitted to us as conformed or copied documents.

         Insofar as the opinions contained herein involve matters of the laws of the Commonwealth of Kentucky, they are based solely on the opinion of Ogden Newell & Welch PLLC, a copy of which is attached hereto.

         Based upon the foregoing, we are of the opinion that the shares of the Fairmont Fund, the registration of which the Form makes definite in number, if issued in accordance with the Prospectus and Statement of Additional Information of the Trust, were legally issued, fully paid and non-assessable.

         We  herewith  give you our  permission  to file this  opinion  with the
Securities  and  Exchange   Commission  as  an  exhibit  to  the  Post-Effective
Amendment.

                                             Very truly yours,

                                             /S/

                                             Brown Cummins & Brown, Co. L.P.A.

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